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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 8, 2002, included in Brand Services, Inc.'s Form 10-K/A for the year ended December 31, 2001, and to all references to our firm in this registration statement.


ARTHUR ANDERSEN LLP

St. Louis, Missouri
  April 12, 2002